STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy

September 3, 2010

Job Number:   C20100903-1844
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100667928-61	Stock Split	1 Pages/1 Copies

Respectfully,
/s/ Ross Miller ROSS MILLER Secretary of State
Certified By: Richard Sifuentes Certificate Number: C20100903-1844 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

USE BLACK INK ONLY DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICER USE ONLY

Certificate of Change filed Pursuant  to NRS 78,209
For Nevada Profit Corporations

1. Name of Corporation:

China Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares' and.the par value, if any, of each class or series, If any, of shares before.the change:

75,000,000 shares of common stock, par value $.001 per share

4. The number of authorized Shares and the par value, if any, of each class or series, if any, of shares after the change:

25,000,000 shares of common stock, par value $.001 per share

5. The number of shams of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

every 3 Shares of issued and outstanding common stock shall be surrendered and exchanged for 1 share of newly issued common stock, for a total of 11,399;607 shares to be issued and outstanding after the change

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares to be rounded to the nearest whole share

7. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
8. Signature: (required)

X /s/ Guozhu Wang	Guozhu Wang, Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to Include any of the above Infomiation and submit with the proper fees may cause Misfiling to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary a State Stock Split
Revisal: 3-6-069